EXHIBIT 23.B


               CONSENT OF SPECIAL TAX COUNSEL


Farmland Industries, Inc.:

We consent to the references to our firm in the Prospectus filed as part of this Registration Statement.



                                        BRYAN CAVE LLP

November 21, 1997